Exhibit 10.23

Non-Employee Director Compensation Arrangements

Effective July 2003, each non-employee director receives an annual retainer of $20,000 and a fee of $1,500 for each Board of Directors meeting attended ($750 for attendance by telephone). For their services as members of the Audit, Compensation, and Corporate Governance and Nominating Committees, non-employee directors are paid an annual retainer of $5,000 and a fee of $1,000 for each meeting attended (plus $500 for serving as a committee chairman). Effective July 2005, for their services as members of the Strategic Advisory Committee, non-employee directors are paid a fee of $2,000 for each meeting attended, and the committee chairman is paid an annual retainer of $25,000, but is not paid any fee for meetings attended. In the event that a board meeting and a board committee meeting, other than a Strategic Advisory Committee meeting, fall on the same day, non-employee directors receive a fee for attending the board meeting only. Effective January 2006, the lead independent director receives an annual retainer of $5,000. Non-employee directors are also eligible for reimbursement of expenses incurred in connection with attending board and committee meetings.

Non-employee directors are entitled to participate in the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan was adopted by the Company’s Board of Directors in March 2000 and approved by the Company’s stockholders in August 2000, and was effective upon the closing of the Company’s initial public offering. The Directors’ Plan has a term of ten years, unless terminated sooner by the Company’s Board of Directors. As of March 15, 2006, a total of 500,000 shares of the Company’s common stock have been reserved for issuance under the Directors’ Plan. In May 2002, the Company’s stockholders approved proposed amendments to the Directors’ Plan to increase the number of options that may be granted to each non-employee director and to adjust the date of grant and the term over which shares vest. Under the Directors’ Plan, each non-employee director who becomes a director of the Company will be automatically granted on the date on which such person first becomes a director, a non-statutory stock option to purchase 20,000 shares of common stock that vests over four years. Beginning with the 2002 Annual Stockholders Meeting and each year thereafter, each non-employee director will automatically be granted, one day following each year’s annual meeting of stockholders, a non-statutory option to purchase 5,000 shares of common stock that will vest one day before the annual meeting of stockholders subsequent to the date of grant. In addition, the Directors’ Plan provides for automatic and non-discretionary annual option grants to certain non-employee directors who serve on certain committees of the Board as follows: 1,000 shares of common stock for services as a member of the Audit and/or Compensation and/or Corporate Governance and Nominating Committees or 2,000 shares of common stock for services as the Chairman of any such committee. On May 26, 2005, the Company granted an option to purchase 5,000 shares of common stock to each non-employee director. In addition, the Company granted an option to purchase 2,000 shares of common stock to each of Dr. Deleage, Dr. Davis and Dr. Walsh for their services as the Chairman of the Company’s Audit, Compensation and Corporate Governance and Nominating Committee, respectively. For their services as members of the Audit Committee, the Company granted an option to purchase 1,000 shares of common stock to each of Dr. Davis and Dr. Homcy. For their services as members of the Compensation Committee, we granted an option to purchase 1,000 shares of common stock to each of Dr. Deleage and Dr. Walsh. For their services as members of the Corporate Governance and Nominating Committee, we granted an option to purchase 1,000 shares of common stock to each of Dr. Chabner, Dr. Davis and Dr. Deleage. In 2005, options granted to Drs. Chabner, Davis, Deleage, Homcy, Khosla and Walsh under the Directors’ Plan were granted at an exercise price of $4.55, the fair market value of the stock subject to the option at the date of grant. As of March 15, 2005, no options had been exercised under the Directors’ Plan.